CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 19 to Registration Statement No.
811-09373 on Form N-2 of our report dated September 14, 2006, relating to the financial statements of Oppenheimer Senior Floating Rate Fund appearing in the Statement of Additional Information, which is part of such Registration
Statement, and to the references to us under the headings "Financial
Highlights" in the Prospectus and "Independent Registered Public Accounting
Firm" and "Financial Statements" in the Statement of Additional Information,
which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Denver, Colorado
September 21, 2006